Exhibit 99.1
Energizer Holdings, Inc. 8235 Forsyth Boulevard Suite 100 St. Louis, MO 63105
FOR IMMEDIATE RELEASE	Company Contact
May 5, 2026	Jon Poldan Vice President, Treasurer & Investor Relations 314-985-2349 Jonathan.Poldan@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2026 Second Quarter Results

Second Quarter Highlights
•Net sales of $643.3 million, -3.0% to prior year
•Gross Margin of 40.2% and 44.4% on an adjusted basis, inclusive of a $47.6 million tariff refund benefit(1)
•Earnings per share of $0.15 & Adjusted Earnings per share of $0.94(1)
•Updating fiscal year outlook to low single digit Net sales growth, roughly flat organic Net sales and Adjusted Earnings per share and Adjusted EBITDA to the high end of our previously provided ranges

St. Louis —May 5, 2026—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the second fiscal quarter ended March 31, 2026.

"Our strategic priorities in Fiscal 2026 remain clear: restoring growth, rebuilding margins impacted by tariffs, and returning the business to its long‑term historical cash flow profile,” said Mark LaVigne, Chief Executive Officer. “During the second quarter, we continued to make meaningful progress against these priorities, highlighted by significant gross margin recovery and growing confidence in a return to organic growth in the back half of the year. Our disciplined execution is translating into tangible improvements across the income statement, strengthening our confidence in delivering the high end of our full year earnings outlook.”

Top-Line Performance

For the quarter, we had Net sales of $643.3 million compared to $662.9 million in the prior year period.

	Second Quarter	% Chg
Net sales - FY'25	$662.9
Organic	(36.6)	(5.5)%
Acquisition impact	2.1	0.3%
Change in highly inflationary markets	(1.1)	(0.2)%
Impact of currency	16.0	2.4%
Net sales - FY'26	$643.3	(3.0)%

__________________
1) See Press Release attachments and supplemental schedules for additional information, including the GAAP and Non-GAAP reconciliations.

Organic Net sales decreased 5.5% primarily due to the following items:

•A shift in the timing of battery orders related to the plastic free conversion, a slower start to the selling season in auto care and a modest impact from the conflict in the Middle East resulted in volume declines of 6.1%.

•Carry over price increases of 0.6%, primarily in the Batteries & Lights segment, partially     offset the volume declines.

The Advanced Power Solutions (APS) acquisition completed on May 2, 2025 contributed $2.1 million to Net sales during the quarter ended March 31, 2026.

Gross Margin

Gross margin percentage on a reported basis was 40.2% versus 39.1% in the prior year. Excluding restructuring and related costs in the current and prior year of $27.1 million and $8.7 million, respectively, and the prior year network transition costs of $2.7 million, Adjusted Gross margin was 44.4% compared to 40.8% in the prior year, an increase of 360 basis points.(1)

Second Quarter
Gross margin - FY'25 Reported	39.1%
Prior year impact of restructuring and related costs and network transition costs	1.7%
Gross margin - FY'25 Adjusted(1)	40.8%
Net tariff impact - inclusive of refund benefit	4.8%
FY26 production credits	1.8%
Pricing	0.3%
Product mix	(2.4)%
Product cost impacts	(1.0)%
All other, including currency impacts	0.1%
Gross margin - FY'26 Adjusted(1)	44.4%
Current year impact of restructuring and related costs	(4.2)%
Gross margin - FY'26 Reported	40.2%

Gross margin and Adjusted Gross margin improvement was driven by a benefit of $47.6 million related to the anticipated refund related to tariffs previously enacted under the International Emergency Powers Act (IEEPA), as well as production tax credits of $11.7 million and benefits from price increases. The improvements were partially offset by increased input costs from production inefficiencies associated with rebalancing our network, other incremental tariffs incurred in the quarter and unfavorable product mix.(1)

Selling, General and Administrative Expense (SG&A)

SG&A, excluding restructuring and acquisition costs, was 19.8% of Net sales for the second quarter, or $127.1 million, compared to 18.8%, or $124.5 million in the prior year. The year-over-year dollar increase was primarily driven by increased SG&A from the APS business of $3.0 million, investment in digital transformation and growth initiatives and unfavorable currency. The increase was partially offset by Project Momentum savings of approximately $4 million in the quarter.(1)

Advertising and Promotion Expense (A&P)

A&P expense decreased $1.8 million for the second fiscal quarter to 3.0% of Net sales, compared to 3.1% in the prior year.

Earnings Per Share and Adjusted EBITDA	Second Quarter
(In millions, except per share data)	2026	2025
Net earnings	$10.1	$28.3
Diluted net earnings per common share	$0.15	$0.39

Adjusted Net earnings(1)	$65.1	$49.4
Adjusted Diluted net earnings per common share(1)	$0.94	$0.67
Adjusted EBITDA(1)	$158.6	$140.3

Currency neutral Adjusted Diluted net earnings per common share(1)	$0.89
Currency neutral Adjusted EBITDA(1)	$154.7
Net earnings, Earnings per share, Adjusted Earnings per share and Adjusted EBITDA were impacted by the benefit of the tariff refund recorded in Gross margin and lower A&P and R&D spend. These benefits were partially offset by the decline in Net sales and an increase in SG&A driven by the APS acquisition. Adjusted Net earnings and Adjusted Earnings per share were further impacted by increased interest expense due to a higher average debt balance in the current year quarter.

Net earnings and Earning per share were also impacted by the non-cash settlement charge of $26.1 million recorded in the quarter related to the settlement loss on the termination of the U.K. pension plan.

Free cash flow and Capital allocation

•Operating cash flow for the six months ended March 31, 2026 was $147.8 million, and Free cash flow was $105.9 million, or 7.4% of Net sales.

•Dividend payments in the quarter were $20.6 million, or $0.30 per common share.

Financial Outlook and Assumptions for Fiscal Year 2026(1)

For fiscal 2026, we expect Net sales to be up low single digits and organic Net sales to be roughly flat. Adjusted Gross margin is now expected to be between 40% and 41%, primarily due to the benefit of the tariff refund. As a result, we expect to deliver Adjusted Earnings per share for the full year at the high end of the previously provided range of $3.30 to $3.60 and Adjusted EBITDA at the high end of the previously provided range of $580 to $610 million.

For the third fiscal quarter, we anticipate low single digit organic Net sales growth and expect to deliver Adjusted Earnings per share in the range of $0.75 to $0.85.

Webcast Information
In conjunction with this announcement, the Company will post prepared comments under the Investor/Events & Presentations section of the Company website around 7:00 a.m. Eastern Time today and will hold an investor conference call beginning at 10:00 a.m. Eastern Time today. The call will focus on second fiscal quarter earnings and recent trends in the business. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://app.webinar.net/zVbKaYVGy8D
For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "will," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•Global economic and financial market conditions beyond our control might materially and negatively impact us.
•Competition in our product categories might hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.
•Changes in the retail environment and consumer preferences could adversely affect our business, financial condition and results of operations.
•Loss or impairment of the reputation of our Company or our leading brands or failure of our marketing plans could have an adverse effect on our business.
•Loss of any of our principal customers could significantly decrease our sales and profitability.
•Our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits.
•We are subject to risks related to our international operations, including tariff and currency fluctuations, which could adversely affect our results of operations.
•We must successfully manage the demand, supply, and operational challenges brought on by any disease outbreak, including epidemics, pandemics, or similar widespread public health concerns.
•If we fail to protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations.
•Changes in production costs, including raw material prices and transportation costs, from tariffs, inflation or otherwise, have adversely affected, and in the future could erode, our profit margins and negatively impact operating results.
•Our reliance on certain significant suppliers subjects us to numerous risks, including possible interruptions in supply, which could adversely affect our business.
•Our business is vulnerable to the availability of raw materials, as well as our ability to forecast customer demand and manage production capacity.
•The manufacturing facilities, supply channels or other business operations of the Company and our suppliers may be subject to disruption from events beyond our control.
•Our future results may be affected by our operational execution, including our ability to achieve cost savings as a result of any current or future restructuring efforts.
•If our goodwill and indefinite-lived intangible assets become impaired, we will be required to record impairment charges, which may be significant.
•Sales of certain of our products are seasonal and adverse weather conditions during our peak selling seasons for certain auto care products could have a material adverse effect.
•We may use artificial intelligence in our business, which could result in reputational harm, competitive harm, and legal liability, and adversely affect our operations.
•A failure of a key information technology system could adversely impact our ability to conduct business.
•We rely significantly on information technology and any inadequacy, interruption, theft or loss of data, malicious attack, integration failure, failure to maintain the security, confidentiality or privacy of sensitive data residing on our systems or other security failure of that technology could harm our ability to effectively operate our business and damage the reputation of our brands.
•We may not be able to attract, retain and develop key employees, as well as effectively manage human capital resources.
•We have significant debt obligations that could adversely affect our business.
•Our credit ratings are important to our cost of capital.
•We may experience losses or be subject to increased funding and expenses related to our pension plans.
•The estimates and assumptions on which our financial projections are based may prove to be inaccurate, which may cause our actual results to materially differ from our projections, which may adversely affect our future profitability, cash flows and stock price.
•If we pursue strategic acquisitions, divestitures or joint ventures, we might experience operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
•Our business involves the potential for product liability claims, labeling claims, commercial claims and other legal claims against us, which could affect our results of operations and financial condition and result in product recalls or withdrawals.
•Our business is subject to increasing government regulations in both the U.S. and abroad that could impose material costs.
•Section 45X of the Internal Revenue Code contains production tax credits for certain battery components. Our ability to benefit from Section 45X production tax credits is not guaranteed and is dependent upon the federal government's ongoing implementation, guidance, regulations, or rulemakings.

•Increased focus by governmental and non-governmental organizations, customers, consumers and shareholders on sustainability issues, including those related to climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
•We are subject to environmental laws and regulations that may expose us to significant liabilities and have a material adverse effect on our results of operations and financial condition.
•We are subject to uncertainties regarding the IEEPA tariff refunds, including the timing of these refunds.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 18, 2025.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2026	2025	2026	2025
Net sales	$643.3	$662.9	$1,422.2	$1,394.6
Cost of products sold (1) (2)	384.5	403.9	906.8	866.0
Gross profit	258.8	259.0	515.4	528.6
Selling, general and administrative expense (1)	133.1	136.0	282.4	267.3
Advertising and sales promotion expense	19.0	20.8	68.2	74.2
Research and development expense	7.6	8.1	15.4	16.1
Amortization of intangible assets	12.5	14.7	26.5	29.4
Interest expense	39.3	38.0	78.4	75.0
Loss on extinguishment/modification of debt	—	5.2	0.9	5.3
Other items, net (3)	25.6	(0.2)	26.7	(5.2)
Earnings before income taxes	21.7	36.4	16.9	66.5
Income tax provision	11.6	8.1	10.2	15.9
Net earnings	$10.1	$28.3	6.7	50.6

Basic net earnings per common share	$0.15	$0.39	$0.10	$0.70
Diluted net earnings per common share	$0.15	$0.39	$0.10	$0.69

Weighted average shares of common stock - Basic	68.5	72.2	68.5	72.1
Weighted average shares of common stock - Diluted	69.1	73.3	69.2	73.3

(1) See the attached Supplemental Schedules - Non-GAAP Reconciliations, which break out the Restructuring and related costs, Network transition costs and Acquisition and integration costs included within these lines.

(2) During the quarter and six months ended March 31, 2026, the Company recorded a benefit to cost of goods sold of $47.6 million for the estimated refund of the tariffs previously paid under IEEPA associated with sold inventory.

(2) During the quarter and six months ended March 31, 2026, the Company recorded a non-cash settlement loss on the termination of the U.K. Pension plan of $26.1 within Other items, net.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	March 31, 2026	September 30, 2025
Current assets
Cash and cash equivalents	$172.5	$236.2
Trade receivables	309.6	404.2
Inventories	743.6	781.2
Other current assets	273.8	257.5
Total current assets	$1,499.5	$1,679.1
Property, plant and equipment, net	392.8	403.0
Operating lease assets	85.8	93.2
Goodwill	1,048.1	1,051.2
Other intangible assets, net	979.3	1,005.5
Deferred tax assets	166.3	166.6
Other assets	227.3	158.1
Total assets	$4,399.1	$4,556.7

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$8.6	$8.6
Current portion of finance leases	1.6	1.5
Notes payable	0.5	13.7
Accounts payable	393.4	402.2
Current operating lease liabilities	12.2	16.2
Other current liabilities	315.7	352.8
Total current liabilities	$732.0	$795.0
Long-term debt	3,304.6	3,407.9
Operating lease liabilities	79.1	84.8
Deferred tax liabilities	9.6	6.1
Other liabilities	100.6	93.0
Total liabilities	$4,225.9	$4,386.8
Shareholders' equity
Common stock	0.8	0.8
Additional paid-in capital	594.4	603.5
Retained earnings	47.9	87.0
Treasury stock	(280.2)	(295.8)
Accumulated other comprehensive loss	(189.7)	(225.6)
Total shareholders' equity	$173.2	$169.9
Total liabilities and shareholders' equity	$4,399.1	$4,556.7

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Six Months Ended March 31,
	2026	2025
Cash Flow from Operating Activities
Net earnings	$6.7	$50.6
Non-cash integration and restructuring charges	24.4	5.2
Depreciation and amortization	62.7	62.7
Production credits	22.8	—
IEEPA tariff refund receivable	(49.9)	—
Deferred income taxes	3.6	2.6
Share-based compensation expense	16.0	13.4
Settlement loss on U.K. pension plan termination	26.1	—
Loss on extinguishment of debt	0.9	1.1
Exchange loss/(gain) included in income	3.1	(3.4)
Non-cash items included in income, net	5.7	5.7
Other, net	(15.3)	(8.0)
Changes in current assets and liabilities used in operations	41.0	(65.7)
Net cash from operating activities	$147.8	$64.2

Cash Flow from Investing Activities
Capital expenditures	(43.0)	(55.6)
Proceeds from sale of assets	1.1	—
Acquisitions, net of cash acquired	—	(0.1)
Net cash used by investing activities	$(41.9)	$(55.7)

Cash Flow from Financing Activities
Cash proceeds from issuance of debt with original maturities greater than 90 days (1)	—	198.2
Payments on debt with maturities greater than 90 days (1)	(95.0)	(220.7)
Net (decrease)/increase in debt with original maturities of 90 days or less	(14.5)	0.4
Debt issuance costs	(1.5)	(6.3)
Payment of acquisition indemnification hold back	(0.7)	(0.5)
Common stock purchased (inclusive of excise tax of $0.9)	(5.4)	—
Dividends paid on common stock	(43.9)	(45.3)
Taxes paid for withheld share-based payments	(8.0)	(7.5)
Net cash used by financing activities	$(169.0)	$(81.7)

Effect of exchange rate changes on cash	$(0.6)	$(4.4)

Net decrease in cash, cash equivalents, and restricted cash	$(63.7)	$(77.6)
Cash, cash equivalents, and restricted cash, beginning of period	236.2	216.9
Cash, cash equivalents, and restricted cash, end of period	$172.5	$139.3
(1) Represents cash inflows and outflows due to changes in term loan lender composition in the six months ended March 31, 2025.

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Six months ended March 31, 2026
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period, and are used for management incentive compensation. These non-GAAP financial measures exclude items that are not reflective of the Company's on-going operating performance, such as restructuring and related costs, network transition costs, acquisition and integration costs, a litigation matter, FY23 & FY24 production credits, impairment of intangible assets, the settlement loss on the U.K. pension plan termination and the loss on extinguishment/modification of debt. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations as well as other Company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in methods and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our two reportable segments including allocations for shared support functions. General corporate and other expenses, amortization expense, interest expense, loss on extinguishment/modification of debt, other items, net, restructuring and related costs, network transition costs and acquisition and integration costs have all been excluded from segment profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings per Common Share (EPS). These measures exclude the impact of restructuring and related costs, network transition costs, costs related to acquisition and integration, the settlement loss on the U.K. pension plan termination and the loss on extinguishment/modification of debt.

Non-GAAP Tax Rate. This is the tax rate when excluding the pre-tax impact of restructuring and related costs, network transition costs, costs related to acquisition and integration, the settlement loss on the U.K. pension plan termination and the loss on extinguishment/modification of debt, as well as the related tax impact for these items, calculated utilizing the statutory rate for the jurisdictions where the impact was incurred.

Organic. This is the non-GAAP financial measurement of the change in Net sales or Segment profit that excludes or otherwise adjusts for the Acquisition impact, the Change in highly inflationary markets and impact of currency from the changes in foreign currency exchange rates as defined below:
Acquisition Impact. The Company completed the APS acquisition on May 2, 2025. These adjustments include the impact of the operations associated with the acquired branded battery business. The Company transitioned from these branded businesses to legacy brands by December 31, 2025. This does not include the impact of acquisition and integration costs associated with this acquisition.
Change in highly inflationary markets. The Company is presenting separately all changes in sales and segment profit from our Egypt and Argentina affiliates due to the designation of the economies as highly inflationary as of October 1, 2024 and July 1, 2018, respectively.
Impact of currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes (gains)/losses of currency hedging programs, and it excludes highly inflationary markets.
Adjusted Comparisons. Detail for Adjusted Gross profit, Adjusted Gross margin, adjusted SG&A, adjusted SG&A as percent of Net sales and Adjusted Other Items, net are also supplemental non-GAAP measure disclosures. These measures exclude the impact of restructuring and related costs, network transition costs, acquisition and integration costs and the settlement loss on the U.K. pension plan termination.

EBITDA and Adjusted EBITDA. EBITDA is defined as (loss)/earnings before Income tax provision, Interest expense, the Loss on extinguishment/modification of debt, and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to restructuring, network transition costs, acquisition and integration costs, the settlement loss on the U.K. pension plan termination, a litigation matter, FY23 & FY24 production credits, impairment of intangible assets, and share based payments.

Free Cash Flow. Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales.

Net Debt. Net Debt is defined as total Company debt, less Cash and cash equivalents.

Currency-neutral. Currency-neutral excludes the Impact of currency as defined above on key measures. Highly inflationary markets are excluded from this calculation.

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Six months ended March 31, 2026
Operations for Energizer are managed via two product segments: Batteries & Lights and Auto Care. Energizer’s operating model includes a combination of standalone and shared business functions between the product segments, varying by country and region of the world. Shared functions include the sales and marketing functions, as well as human resources, IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and may not represent the costs of such services if performed on a standalone basis. Segment sales, significant expenses and profitability for the quarters and six months ended March 31, 2026 and 2025 are presented below:

	Quarters Ended March 31,
	Batteries & Lights		Auto Care		Total
	2026	2025	2026	2025	2026	2025
Segment Net sales	$473.2	$488.0	$170.1	$174.9	$643.3	$662.9
Segment Cost of products sold	248.1	284.3	109.3	108.2	357.4	392.5
Segment Advertising and promotion expense	12.2	14.3	6.8	6.5	19.0	20.8
Other segment items	79.2	77.1	25.4	25.0	104.6	102.1
Segment profit	$133.7	$112.3	$28.6	$35.2	$162.3	$147.5
Segment Depreciation and amortization	$15.0	$12.6	$3.6	$3.6	$18.6	$16.2

	Six Months Ended March 31,
	Batteries & Lights		Auto Care		Total
	2026	2025	2026	2025	2026	2025
Segment Net sales	$1,158.4	$1,120.4	$263.8	$274.2	$1,422.2	$1,394.6
Segment Cost of products sold	689.9	664.5	174.5	166.7	864.4	831.2
Segment Advertising and promotion expense	55.8	61.7	12.4	12.5	68.2	74.2
Other segment items	173.3	162.6	39.2	39.3	212.5	201.9
Segment profit	$239.4	$231.6	$37.7	$55.7	$277.1	$287.3
Segment Depreciation and amortization	$29.7	$26.9	$6.5	$6.4	$36.2	$33.3
Reconciliation of Total segment profit to earnings before income taxes:

	Quarters Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Total segment profit	$162.3	$147.5	$277.1	$287.3
General corporate & other expenses (1)	(30.1)	(30.5)	(63.2)	(57.9)
Restructuring and related costs (2)	(31.5)	(17.6)	(62.4)	(37.9)
Network transition costs (3)	—	(2.7)	—	(16.7)
Acquisition and integration costs (2)	(1.6)	(2.3)	(2.1)	(3.5)
Amortization of intangible assets	(12.5)	(14.7)	(26.5)	(29.4)
Interest expense	(39.3)	(38.0)	(78.4)	(75.0)
Loss on extinguishment/modification of debt	—	(5.2)	(0.9)	(5.3)
Settlement loss on U.K. pension plan termination (4)	(26.1)	—	(26.1)	—
Other items, net - Adjusted (5)	0.5	(0.1)	(0.6)	4.9
Total earnings before income taxes	$21.7	$36.4	$16.9	$66.5
(1) Recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(2) See the Supplemental Schedules - Non-GAAP Reconciliations for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(3) This represents incremental network transition costs, primarily related to freight and third-party packaging support, to maintain business continuity and service our customers as the Company decommissions certain facilities and relocates production and packaging lines as part of Project Momentum. These costs were recorded in Cost of products sold on the Consolidated (Condensed) Statement of Earnings.
(4) During the quarter ended March 31, 2026, the Company terminated the U.K. pension plan and recorded a non-cash settlement loss on the termination of the plan within Other items, Net.
(5) See the Supplemental Non-GAAP reconciliation for the Other items, net reconciliation between the reported and adjusted balances.

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter and Six months ended March 31, 2026
(In millions, except per share data - Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2026	2025	2026	2025
Net earnings	$10.1	$28.3	$6.7	$50.6
Pre-tax adjustments
Restructuring and related costs (1)	31.5	17.6	62.4	37.9
Network transition costs (1)	—	2.7	—	16.7
Acquisition and integration (1)	1.6	2.3	2.1	3.5
Loss on extinguishment/modification of debt	—	5.2	0.9	5.3
Settlement loss on U. K. pension plan termination (1)	26.1	—	26.1	—
Total adjustments, pre-tax	$59.2	$27.8	$91.5	$63.4
Total adjustments, after tax (2)	$55.0	$21.1	$79.7	$48.2
Adjusted Net earnings (2)	$65.1	$49.4	$86.4	$98.8

Diluted net earnings per common share	$0.15	$0.39	$0.10	$0.69
Adjustments (per common share)
Restructuring and related costs	0.39	0.18	0.73	0.39
Network transition costs	—	0.03	—	0.18
Acquisition and integration	0.02	0.02	0.03	0.04
Loss on extinguishment/modification of debt	—	0.05	0.01	0.05
Settlement loss on U. K. pension plan termination	0.38	—	0.38	—
Adjusted Diluted net earnings per diluted common share	$0.94	$0.67	$1.25	$1.35
Weighted average shares of common stock - Diluted	69.1	73.3	69.2	73.3

(1) See Supplemental Schedules - Non-GAAP Reconciliations for the line items where these costs are recorded on the Consolidated (Condensed) Statement of Earnings.

(2) The effective tax rate for the Adjusted Net earnings and Adjusted Diluted EPS for the quarters ended March 31, 2026 and 2025 was 19.5% and 23.1%, respectively, and for the six months ended March 31, 2026 and 2025 was 20.3% and 23.9%, respectively, as calculated utilizing the statutory rate for where the costs were incurred.

Energizer Holdings, Inc.
Supplemental Schedules - Currency Neutral Results
For the Quarter and Six months ended March 31, 2026
(In millions, except per share data - Unaudited)

	For the Quarter Ended			Prior Quarter Ended
	March 31, 2026				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	March 31, 2025	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.15	$0.05	$0.10	$0.39	(61.5)%	(74.4)%
Net earnings	$10.1	$3.2	$6.9	$28.3	(64.3)%	(75.6)%

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$0.94	$0.05	$0.89	$0.67	40.3%	32.8%
Adjusted EBITDA	$158.6	$3.9	$154.7	$140.3	13.0%	10.3%

	For the Six Months Ended			Prior Six Months Ended
	March 31, 2026				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	March 31, 2025	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.10	$0.10	$—	$0.69	(85.5)%	NM(3)
Net earnings	$6.7	$6.7	$—	$50.6	(86.8)%	NM(3)

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$1.25	$0.10	$1.15	$1.35	(7.4)%	(14.8)%
Adjusted EBITDA	$265.5	$8.4	$257.1	$281.0	(5.5)%	(8.5)%

(1) The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes highly inflationary markets.

(2) See supplemental schedules - Non-GAAP Reconciliations for full reconciliations of the Company's non-GAAP adjusted amounts.

(3) These percentages calculations are not meaningful.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter and Six Months Ended March 31, 2026
(In millions - Unaudited)

Net sales	Q1'26	% Chg	Q2'26	% Chg	Six Months '26	% Chg
Batteries & Lights
Net sales - prior year	$632.4		$488.0		$1,120.4
Organic	(24.3)	(3.8)%	(28.8)	(5.9)%	(53.1)	(4.7)%
Acquisition impact	64.6	10.2%	2.1	0.4%	66.7	6.0%
Change in highly inflationary markets	0.2	—%	(1.0)	(0.2)%	(0.8)	(0.1)%
Impact of currency	12.3	1.9%	12.9	2.7%	25.2	2.2%
Net sales - current year	$685.2	8.3%	$473.2	(3.0)%	$1,158.4	3.4%

Auto Care
Net sales - prior year	$99.3		$174.9		$274.2
Organic	(6.9)	(6.9)%	(7.8)	(4.5)%	(14.7)	(5.4)%
Change in highly inflationary markets	(0.1)	(0.1)%	(0.1)	(0.1)%	(0.2)	(0.1)%
Impact of currency	1.4	1.4%	3.1	1.9%	4.5	1.7%
Net sales - current year	$93.7	(5.6)%	$170.1	(2.7)%	$263.8	(3.8)%

Total Net Sales
Net sales - prior year	$731.7		$662.9		$1,394.6
Organic	(31.2)	(4.3)%	(36.6)	(5.5)%	(67.8)	(4.9)%
Acquisition impact	64.6	8.8%	2.1	0.3%	66.7	4.8%
Change in highly inflationary markets	0.1	—%	(1.1)	(0.2)%	(1.0)	(0.1)%
Impact of currency	13.7	2.0%	16.0	2.4%	29.7	2.2%
Net sales - current year	$778.9	6.5%	$643.3	(3.0)%	$1,422.2	2.0%

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter and Six Months Ended March 31, 2026
(In millions - Unaudited)

Segment profit	Q1'26	% Chg	Q2'26	% Chg	Six Months '26	% Chg
Batteries & Lights
Segment profit - prior year	$119.3		$112.3		$231.6
Organic	(23.0)	(19.3)%	21.7	19.3%	(1.3)	(0.6)%
Acquisition impact	5.3	4.4%	(2.1)	(1.9)%	3.2	1.4%
Change in highly inflationary markets	(0.1)	(0.1)%	—	—%	(0.1)	—%
Impact of currency	4.2	3.6%	1.8	1.7%	6.0	2.6%
Segment profit - current year	$105.7	(11.4)%	$133.7	19.1%	$239.4	3.4%

Auto Care
Segment profit - prior year	$20.5		$35.2		$55.7
Organic	(12.1)	(59.0)%	(8.1)	(23.0)%	(20.2)	(36.3)%
Change in highly inflationary markets	(0.1)	(0.5)%	—	—%	(0.1)	(0.2)%
Impact of currency	0.8	3.9%	1.5	4.2%	2.3	4.2%
Segment profit - current year	$9.1	(55.6)%	$28.6	(18.8)%	$37.7	(32.3)%

Total Segment Profit
Segment profit - prior year	$139.8		$147.5		$287.3
Organic	(35.1)	(25.1)%	13.6	9.2%	(21.5)	(7.5)%
Acquisition impact	5.3	3.8%	(2.1)	(1.4)%	3.2	1.1%
Change in highly inflationary markets	(0.2)	(0.1)%	—	—%	(0.2)	(0.1)%
Impact of currency	5.0	3.5%	3.3	2.2%	8.3	2.9%
Segment profit - current year	$114.8	(17.9)%	$162.3	10.0%	$277.1	(3.6)%

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations
For the Quarter and Six Months Ended March 31, 2026
(In millions - Unaudited)

Gross profit	Q1'26	Q2'26	Q1'25	Q2'25	Q2'26 YTD		Q2'25 YTD
Net sales	$778.9	$643.3	$731.7	$662.9	$1,422.2		$1,394.6
Reported Cost of products sold	522.3	384.5	462.1	403.9	906.8		866.0
Gross profit	$256.6	$258.8	$269.6	$259.0	$515.4		$528.6
Gross margin	32.9%	40.2%	36.8%	39.1%	36.2%		37.9%
Adjustments
Restructuring and related costs	15.3	27.1	9.4	8.7	42.4		18.1
Network transition costs	—	—	14.0	2.7	—		16.7
Cost of products sold - adjusted	507.0	357.4	438.7	392.5	864.4		831.2
Adjusted Gross profit	$271.9	$285.9	$293.0	$270.4	$557.8		$563.4
Adjusted Gross margin	34.9%	44.4%	40.0%	40.8%	39.2%		40.4%

SG&A	Q1'26	Q2'26	Q1'25	Q2'25	Q2'26 YTD		Q2'25 YTD
Reported SG&A	$149.3	$133.1	$131.3	$136.0	$282.4		$267.3
Reported SG&A % of Net sales	19.2%	20.7%	17.9%	20.5%	19.9%		19.2%
Adjustments
Restructuring and related costs	15.6	4.4	10.9	9.2	20.0		20.1
Acquisition and integration costs	0.5	1.6	1.2	2.3	2.1		3.5
SG&A Adjusted - subtotal	$133.2	$127.1	$119.2	$124.5	$260.3		$243.7
SG&A Adjusted % of Net sales	17.1%	19.8%	16.3%	18.8%	18.3%		17.5%

Other items, net	Q1'26	Q2'26	Q1'25	Q2'25	Q2'26 YTD		Q2'25 YTD
Interest income	$(0.7)	$(2.5)	$(1.2)	$(0.6)	$(3.2)		$(1.8)
Foreign currency exchange loss/(gain)	1.3	1.8	(3.8)	0.4	3.1		(3.4)
Pension cost other than service costs and settlement loss	0.5	0.2	—	—	0.7		—
Other	—	—	—	0.3	—		0.3
Other items, net - Adjusted	$1.1	$(0.5)	$(5.0)	$0.1	$0.6		$(4.9)
Settlement loss on U.K. Pension plan termination	—	26.1	—	—	26.1		—
Restructuring and related costs	—	—	—	(0.3)	—		(0.3)
Total Other items, net	$1.1	$25.6	$(5.0)	$(0.2)	$26.7		$(5.2)

Restructuring and related costs	Q1'26	Q2'26	Q1'25	Q2'25	Q2'26 YTD	—	Q2'25 YTD
Cost of products sold - Restructuring	$9.2	$22.1	$9.4	$8.7	$31.3		$18.1
Cost of products sold - U.S. operating efficiency project	6.1	5.0	—	—	11.1		—
SG&A - Restructuring costs	15.6	4.4	4.8	3.8	20.0		8.6
SG&A - IT Enablement	—	—	6.1	5.4	—		11.5
Other items, net	—	—	—	(0.3)	—		(0.3)
Total Restructuring and related costs	$30.9	$31.5	$20.3	$17.6	$62.4		$37.9

Acquisition and integration	Q1'26	Q2'26	Q1'25	Q2'25	Q2'26 YTD		Q2'25 YTD
SG&A	0.5	1.6	1.2	2.3	2.1		3.5
Total Acquisition and integration related items	$0.5	$1.6	$1.2	$2.3	$2.1		$3.5

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
For the Quarter Ended March 31, 2026
(In millions - Unaudited)

	Q2'26	Q1'26	Q4'25	Q3'25	LTM 3/31/26 (1)	Q2'25
Net earnings/(loss)	$10.1	$(3.4)	$34.9	$153.5	$195.1	$28.3
Income tax provision/(benefit)	11.6	(1.4)	18.5	10.7	39.4	8.1
Earnings/(loss) before income taxes	21.7	(4.8)	53.4	164.2	234.5	36.4
Interest expense	39.3	39.1	40.3	39.0	157.7	38.0
Loss on extinguishment/modification of debt	—	0.9	6.8	—	7.7	5.2
Depreciation & Amortization	31.1	31.6	32.1	31.9	126.7	30.9
EBITDA	$92.1	$66.8	$132.6	$235.1	$526.6	$110.5

Adjustments:
Restructuring and related costs	31.5	30.9	22.8	8.0	93.2	17.6
Network transition costs	—	—	2.1	0.9	3.0	2.7
Acquisition and integration costs	1.6	0.5	1.4	1.3	4.8	2.3
Settlement loss on the U.K. pension plan termination	26.1	—	—	—	26.1	—
FY23 & FY24 production credits	—	—	0.5	(78.5)	(78.0)	—
Litigation matter	—	—	—	(1.7)	(1.7)	—
Impairment of intangible assets	—	—	5.9	—	5.9	—
Share-based payments	7.3	8.7	5.9	6.3	28.2	7.2
Adjusted EBITDA	$158.6	$106.9	$171.2	$171.4	$608.1	$140.3
(1) LTM defined as the latest 12 months for the period ending March 31, 2026.

	For the Six Months Ended March 31,
Free cash flow	2026	2025
Net cash from operating activities	$147.8	$64.2
Capital expenditures	(43.0)	(55.6)
Proceeds from sale of assets	1.1	—
Free cash flow	$105.9	$8.6

Net debt	3/31/2026	9/30/2025
Current maturities of long-term debt	$8.6	$8.6
Current portion of finance leases	1.6	1.5
Notes payable	0.5	13.7
Long-term debt	3,304.6	3,407.9
Total debt per the balance sheet	$3,315.3	$3,431.7
Cash and cash equivalents	172.5	236.2
Net debt	$3,142.8	$3,195.5

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
FY 2026 Outlook
(In millions - Unaudited)

Fiscal 2026 Outlook Reconciliation - Adjusted earnings and Adjusted net earnings per common share (EPS)

	Fiscal Q3 2026 Outlook						Fiscal Year 2026 Outlook
(in millions, except per share data)	Adjusted net earnings			Adjusted EPS			Adjusted net earnings			Adjusted EPS
Fiscal 2026 - GAAP Outlook	$39	to	$49	$0.56	to	$0.71	$126	to	$164	$1.80	to	$2.33
Impacts:
Restructuring and related costs	11		8	0.16		0.13	73		61	1.04		0.87
Acquisition and integration costs	2		1	0.03		0.01	4		2	0.06		0.02
Loss on extinguishment/modification of debt	—		—	—		—	2		1	0.03		0.01
Settlement loss on pension plan termination	—		—	—		—	26		26	0.37		0.37
Fiscal 2026 - Adjusted Outlook	$52	to	$58	$0.75	to	$0.85	$231	to	$254	$3.30	to	$3.60

Fiscal 2026 Outlook Reconciliation - Adjusted EBITDA
(in millions, except per share data)
Net earnings	$126	to	$164
Income tax provision	6	to	46
Earnings before income taxes	$132	to	$210
Interest expense	160		150
Loss on extinguishment/modification of debt	2		1
Amortization	55		50
Depreciation	75		65
EBITDA	$424	to	$476

Adjustments:
Restructuring and related costs	95		80
Acquisition and integration costs	5		3
Settlement loss on pension plan termination	26		26
Share-based payments	30		25
Adjusted EBITDA	$580	to	$610